UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 31, 2011

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On March 31, 2011, John P. Kitchen, as Chief Marketing Officer, Senior Vice President and Assistant Secretary, and Robert W. Clemens, as Vice President, Worldwide Sales terminated their employment with Datawatch Corporation (the “Company”).

Under Mr. Kitchen’s executive severance agreement with the Company dated as of April 25, 2002, Mr. Kitchen is entitled to continuation of base salary for a period of six months following March 31, 2011 subject to his execution of a general release and compliance with the provisions of his Proprietary Information Inventions and Non-Competition Agreement with the Company.  Mr. Clemens will receive continued payments of base salary for a period of three months following March 31, 2011 subject to his execution of a general release and compliance with the provisions of his Proprietary Information Inventions and Non-Competition Agreement with the Company.  As of the date of their resignations, the annual base salaries of Mr. Kitchen and Mr. Clemens were $190,000 and $185,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: April 1, 2011	By:	/s/ Murray P. Fish
Name: Murray P. Fish
Title: Chief Financial Officer